UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

June 14, 2024

Date of Report (Date of earliest event reported)

CABALETTA BIO, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-39103	82-1685768
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2929 Arch Street, Suite 600, Philadelphia, PA		19104
(Address of principal executive offices)		(Zip Code)

(267) 759-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.00001 per share	CABA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

On June 14, 2024, Cabaletta Bio, Inc. (“Cabaletta” or the “Company”) posted an investor presentation (the “Investor Presentation”) to the “News & Media” section of the Company’s website at www.cabalettabio.com. The Investor Presentation will be used in connection with a conference call and webcast today, June 14, 2024, at 8:00 a.m. ET to review the initial clinical data presented at the EULAR 2024 Congress and provide an update on the RESET clinical development program. A copy of the Investor Presentation is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

On June 14, 2024, the Company issued a Press Release reporting positive initial clinical data from each of the first two patients dosed with CABA-201 in the Phase 1/2 RESET-Myositis™ and RESET-SLE™ trials (the “Press Release”). A copy of the Press Release is furnished herewith as Exhibit 99.2 to this Current Report on Form 8-K.

On June 14, 2024, the Company also presented a clinical update at the EULAR European Congress of Rheumatology 2024 Industry Symposia. A copy of the slides, which has been published to the “News & Media” section of the Company’s website, is furnished herewith as Exhibit 99.3 to this Current Report on Form 8-K.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1, 99.2 and 99.3 attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On June 14, 2024, the Company issued the Press Release reporting positive initial clinical data from each of the first two patients dosed with CABA-201 in the Phase 1/2 RESET-Myositis and RESET-SLE trials. These data were presented today at 8:15 a.m. CEST (2:15 a.m. ET) at a EULAR European Congress of Rheumatology 2024 Industry Symposia session titled “Immune Reset: The Potential of CAR T Cell Therapy to Transform the Treatment of Patients with Autoimmune Disease” in Vienna, Austria.

Cabaletta designed CABA-201, a 4-1BB-containing fully human CD19-CAR T cell investigational therapy, to deeply and transiently deplete CD19-positive B cells following a one-time infusion that may enable a reset of the immune system with the potential for durable remission without chronic therapy in patients with autoimmune diseases. Cabaletta is advancing four Phase 1/2 RESET trials evaluating CABA-201 within a total of ten cohorts with six patients in each cohort. All cohorts are evaluating the same single, weight-based dose of 1 x 106 cells/kg, following a preconditioning regimen of fludarabine and cyclophosphamide consistent with the dosing regimen used in the academic experience, without a dose escalation requirement.

As of May 28, 2024, the data cut-off date, one patient treated in the immune-mediated necrotizing myopathy (IMNM) cohort in the RESET-Myositis trial had completed three months of follow-up and one patient enrolled in the systemic lupus erythematosus (SLE) non-renal cohort in the RESET-SLE trial had completed one month of follow-up. The patient with IMNM is a 33-year-old male with a two-year history of disease, positive for anti-SRP antibody and who had prior disease-specific therapy that included IVIg, rituximab, methotrexate and glucocorticoids. The patient with SLE is a 26-year-old male with a six-year history of disease, positive for anti-dsDNA antibody and who had prior disease specific therapy that included cyclophosphamide, voclosporin, belimumab, tacrolimus, mycophenolate mofetil, hydroxychloroquine and glucocorticoids. Both patients were administered a one-time infusion of CABA-201 at 1 x 106 cells/kg, following a preconditioning regimen of fludarabine and cyclophosphamide. The primary endpoint of each trial is safety and tolerability within 28 days of infusion. Secondary endpoints include translational assessments and clinical outcomes.

Initial Clinical Data Summary

Safety and Tolerability

•

CABA-201 was administered during a four-day hospital stay, as currently required by the protocol, and was generally well-tolerated with no serious adverse events reported for either patient through the follow-up period.

•

No evidence of cytokine release syndrome (CRS) or immune effector cell-associated neurotoxicity syndrome (ICANS) of any grade was observed for either patient through the follow-up period. Tocilizumab was not administered for either patient.

•	No infections were observed for either patient through the follow-up period.

•	All chronic maintenance therapy or concomitant medications were discontinued for both patients through the follow-up period, other than a planned prednisone taper for the SLE patient.

Clinical and Translational Profile

•	Complete B cell depletion was observed within 15 days post-infusion with CABA-201 in both patients. Both patients had early, transient leukopenia, as expected with the preconditioning regimen.

•

CAR T cell expansion associated with CABA-201 reached its peak magnitude at day 15 post-infusion in both patients and the magnitude of expansion was consistent with the academic experience with a similar 4-1BB CD19-CAR T construct.

•

At week 12 of follow-up for the IMNM patient, the data show a decline in creatinine kinase from 617 at infusion to 308 and a total improvement score (TIS) of 30, which is consistent with the clinically meaningful improvement seen in the academic experience of a similar 4-1BB CD19-CAR T construct that also recently reported data from an IMNM patient.

•	At week 4 of follow-up for the SLE patient, the data demonstrated an improvement in the SLEDAI-2K (systemic lupus erythematosus disease activity index) score from 26 at baseline to 10.

•

B cell repopulation was observed in the IMNM patient at week 8 with immature, naïve B cell phenotypes as demonstrated by flow cytometry, suggesting potential immune system reset with confirmatory analyses ongoing.

About the RESET-Myositis™ Trial

The RESET-Myositis™ trial is a Phase 1/2 open-label study of CABA-201 in subjects with active idiopathic inflammatory myopathy (IIM, or myositis), including the subtypes of dermatomyositis (DM), anti-synthetase syndrome (ASyS), immune-mediated necrotizing myopathy (IMNM) and juvenile myositis (JM), each evaluated in individual cohorts. Subjects will receive a one-time infusion of CABA-201 at a dose of 1 x 106 cells/kg, following a preconditioning regimen of fludarabine and cyclophosphamide. Key inclusion criteria for the DM, ASyS and IMNM cohorts include patients between ages 18 to 75 (inclusive), evidence of active disease and disease activity despite prior or current treatment with standard of care treatments. Key exclusion criteria for the DM, ASyS and IMNM cohorts include cancer-associated myositis, significant lung or cardiac impairment, treatment with a B cell depleting agent within the prior approximately six months or treatment with a biologic agent within the prior approximately three months.

About the RESET-SLE™ Trial

The RESET-SLE™ trial is a Phase 1/2 open-label study of CABA-201 in subjects with systemic lupus erythematosus (SLE) and lupus nephritis (LN), each evaluated in individual cohorts. Subjects will receive a one-time infusion of CABA-201 at a dose of 1 x 106 cells/kg, following a preconditioning regimen of fludarabine and cyclophosphamide. Key inclusion criteria include patients between ages 18 to 65 (inclusive), evidence of active disease and disease activity despite prior or current treatment with standard of care treatments. Key exclusion criteria include treatment with a B cell depleting agent within the prior approximately six months or treatment with a biologic agent within the prior approximately three months.

Forward-Looking Statements

The information under this Item 8.01 contains “forward-looking statements” of the Company within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including without limitation, express or implied statements regarding: Cabaletta’s ability to grow its autoimmune pipeline; Cabaletta’s future plans and strategies for its CAAR T and CARTA technologies and the company’s business plans and objectives as a whole; Cabaletta’s expectations around the potential safety and therapeutic benefits of CABA-201, including its belief that CABA-201 may enable an “immune system reset” with the potential for durable remission without chronic therapy in patients with autoimmune diseases; the Company’s advancement of separate Phase 1/2 clinical trials of CABA-201 in patients with SLE, myositis, SSc and gMG and advancement of a RESET-PV sub-study within the ongoing DesCAARTes trial in PV, including the Company’s expectations for the efficiency of the trial designs and updates related to status, safety data, or otherwise and the expected timing of the related data read-outs; Cabaletta’s ability to accelerate its pipeline, develop meaningful therapies for patients and leverage its research and translational insights; the clinical significance of the initial clinical data read-out at the EULAR 2024 Congress in June 2024 for patients with myositis and SLE treated with CABA-201; Cabaletta’s additional planned initial clinical data read-outs for patients with SSc and gMG treated with CABA-201 or otherwise; Cabaletta’s advancement of the process to activate clinical trial sites and pursue patient enrollment; and Cabaletta’s planned assessment of its DesCAARTes™ and MusCAARTes™ trials.

Any forward-looking statements in this Item 8.01 are based on management’s current expectations and beliefs of future events, and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: risks related to regulatory filings and potential clearance; the risk that signs of biologic activity or persistence may not inform long-term results; Cabaletta’s ability to demonstrate sufficient evidence of safety, efficacy and tolerability in its preclinical studies and clinical trials of CABA-201; the risk that the results observed with the similarly-designed construct employed in academic publications, including due to the dosing regimen, are not indicative of the results we seek to achieve with CABA-201; risks related to clinical trial site activation, delays in enrollment generally or enrollment rates that are lower than expected; delays related to assessment of clinical trial results; risks related to unexpected safety or efficacy data observed during clinical studies; risks related to volatile market and economic conditions and public health crises; Cabaletta’s ability to retain and recognize the intended incentives conferred by Orphan Drug Designation and Fast Track Designation or other designations for its product candidates, as applicable; risks related to Cabaletta’s ability to protect and maintain its intellectual property position; risks related to fostering and maintaining successful relationships with Cabaletta’s collaboration and manufacturing partners, including in light of recent legislation; uncertainties related to the initiation and conduct of studies and other development requirements for its product candidates; the risk that any one or more of Cabaletta’s product candidates will not be successfully developed and/or commercialized; and the risk that the initial or interim results of preclinical studies or clinical studies will not be predictive of future results in connection with future studies. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause Cabaletta’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Cabaletta’s most recent annual report on Form 10-K as well as discussions of potential risks, uncertainties, and other important factors in Cabaletta’s other filings with the Securities and Exchange Commission. All information in this Item 8.01 is as of the date of this Current Report on Form 8-K, and the Company undertakes no duty to update this information unless required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Investor Presentation, dated June 14, 2024, furnished herewith.

99.2	Press Release issued by the registrant on June 14, 2024, furnished herewith.

99.3	Slides from Cabaletta Bio, Inc.’s EULAR European Congress of Rheumatology 2024 Industry Symposia Presentation, dated June 14, 2024, furnished herewith.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CABALETTA BIO, INC.

Date: June 14, 2024	By:	/s/ Steven Nichtberger
Steven Nichtberger, M.D.
President and Chief Executive Officer